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                                    EX 23.2
                       CONSENT OF KPMG POLSKA SP. Z O.O.

                                                                    Exhibit 23.2

                        Consent of Independent Auditors

     We hereby consent to the reference to our firm under "Item 3. Incorporation of Documents by Reference" in the Registration Statement (Form S-8) of Euronet Services, Inc., relating to its Milestone Stock Option Agreements and to the incorporation by reference therein of our report dated February, 15, 2000 except for note 28 dated February 25, 2000, with respect to the financial statements of Euronet Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 (Commission file no. 000-22167) and any amendments thereto.

Warsaw, Poland
August 25, 2000.